UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

Hemp Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	90755
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2901 Gardena Avenue Signal Hill, California	T2P 4K9
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.001	HPTY	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

Issuance of 479,030,140 unregistered restricted common shares

On December 16, 2020, Hemp Technology, Inc. (“the Company” or “the Registrant”) issued 479,030,140, unregistered restricted common shares from its Treasury to three shareholders.

The issuance of these shares goes back to the Asset/Share Exchange Agreement, where the Company’s subsidiary, 4033002 exchanged shares for non-operating assets owned by Cannary Packaging, Inc., (“Cannary”) a private British Columbia company, with approximately 58 shareholders.

When the share exchange took place in July, 2020 a clerical error was made, and three shareholders failed to receive their pro-rata ownership in the exchange. The issuance of these 479,030,140, unregistered restricted common shares corrects this error.

Prior to the issuance of these 479,030,140 unregistered restricted common shares, the Company had 44,029,197,258 common shares issued and outstanding. With this issuance, the Company will have 44,508,227,398 common shares issued and outstanding. The issuance of 479,030,140 common shares represents approximately one (1%) percent of the total issued and outstanding common shares.

The three shareholders where they were given an opportunity to vote on the exchange of the assets of Cannary for restricted shares in the Registrant. The management of the Registrant, who was also management of Cannary, and they were available to answer shareholder questions. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. These shareholders were provided access to all material information, and were afforded access to our management in connection with this transaction. These shareholders acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The three shareholders received their shares in the Registrant based on their pro-rata ownership in Cannary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hemp Technology, Inc. Registrant

Date: December 21, 2020	/s/ Michael Shenher
Michael Shenher
Chief Executive Officer